This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
RESTRICTED STOCK AGREEMENT

UNDER THE

TEREX CORPORATION
AMENDED AND RESTATED
2018 OMNIBUS INCENTIVE PLAN

    Agreement, made as of the [DATE] between TEREX CORPORATION, a Delaware corporation, having an office at 45 Glover Avenue, Norwalk, Connecticut 06850 (hereinafter called the “Corporation”) and [GRANTEE’S NAME] (the “Participant”).

W I T N E S S E T H:

    The Corporation hereby grants the Participant as of [GRANT DATE] (“Date of Grant”) [####] shares of the common stock of the Corporation of the par value of $.01 per share (the “Award Shares”) subject to the following terms and conditions:

    1.    Forfeitures and Vesting. The Participant shall receive the Award Shares in accordance with the following schedule, but subject to forfeiture as described below:

Anniversary of Date of Grant	Participant receives:

    However, if the Participant terminates employment with the Corporation and its subsidiaries and affiliates at any time before the [_____] anniversary of the Date of Grant (other than in the case of Participant’s death or Disability), then the Participant will forfeit all Award Shares the Participant has not yet received, in accordance with the following schedule:

Termination Before Anniversary of Date of Grant	Participant forfeits:

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
    Award Shares which have not been forfeited as provided for in the preceding sentence shall be delivered to the Participant promptly upon the earliest to occur of (i) the date set forth in the delivery schedule above, (ii) the Participant’s death or Disability, and (iii) a Change in Control of the Corporation. For the purposes of this Agreement, the merger of the Corporation with a public company (“New Parent”) (A) whose shares trade on the NASDAQ Stock Market or New York Stock Exchange as a U.S. public company and (B) whose average daily trading volume for the last full fiscal year prior to the merger of the Corporation with such public company is at least 80% of the average trading volume of the Corporation for the same time period shall not be considered nor result in a Change in Control of the Corporation (the “Merger Transaction”). An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.

    2.    Transfer Restrictions. The Award Shares are not transferable and shall not be sold, assigned, pledged or otherwise transferred by the Participant until received by the Participant (that is, when they are no longer subject to forfeiture).

    3.    Plan. The Award Shares are awarded pursuant to the Terex Corporation Amended and Restated 2018 Omnibus Incentive Plan (the "Plan") and are subject to all of the terms and conditions of said Plan, which is hereby incorporated herein by reference. All capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

    4.    Tender Offer or Merger. Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the outstanding common stock of the Corporation or (ii) may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein (the “New Securities”), provided, further, that in the event that New Parent is unable to issue New Securities that are equivalent in value and terms and with restrictions that are no more onerous than the Award Shares then the Award Shares shall vest upon the closing of the Merger Transaction. If the New Securities are issued and the Participant’s employment is terminated within 24 months following the Merger Transaction by the Corporation without Cause or by the Participant for good reason, the New Securities that have not previously vested will become fully vested immediately upon the termination of the Participant’s employment with the Corporation.

    5.    Withholding Taxes. In order to enable the Corporation to meet any applicable tax withholding requirements arising as a result of the Participant’s receiving his or her Award Shares, the Participant shall pay the Corporation the amount of tax to be withheld in connection with Participant's receipt of the Award Shares. In the alternative,

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
the Participant may elect to satisfy such obligation by having the Corporation withhold shares of Common Stock that otherwise would be delivered to the Participant as a result of the Participant’s receiving Award Shares.

    6.    Award Share Certificates. The Corporation shall cause the Award Shares to be transferred on the books of the Corporation and registered in the name of the Corporation as nominee for the Participant until all restrictions lapse or such shares are forfeited as provided herein. Upon the restriction lapse, Award Shares shall be transferred from the books of the Corporation to the books of the Plan recordkeeper, in street name, for the benefit of the Participant.

    7.    Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation’s obligation to issue and deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
    8.    Employment. Participation in the Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between the Participant and the Corporation.

    9.    Clawback. The Participant agrees and acknowledges that the Award Shares, whether or not vested or settled and the Shares that may be issued hereunder (including the proceeds from any sale of such Shares), (a) shall be subject to mandatory recovery, recoupment, repayment or recapture by the Participant to the Corporation under the Terex Corporation Clawback Policy, to the extent applicable, or in the event that any applicable law or regulation requires repayment by the Participant of any compensation paid by the Corporation to the Participant and (b) may be subject to recovery, recoupment, repayment or recapture by the Participant to the Corporation, in the Committee’s sole discretion if (i) the Participant intentionally violates his or her fiduciary duty to the Corporation or a written policy of the Corporation, including, without limitation, the Corporation’s Code of Ethics and Conduct and any written policies relating to harassment, discrimination or retaliation, (ii) the Participant engages in conduct, or oversees team members who engage in conduct and knew of or was willfully blind to such conduct, that would give rise to a termination for Cause (even if the Corporation does not actually terminate the team member), (iii) the Participant breaches the terms of any confidentiality, non-competition, non-solicitation or other restrictive covenant term or agreement, in each case, owed to or in favor of the Corporation or (iv) the Participant commits any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Corporation or any of its affiliates.

Participant agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Corporation to recover, recoup, repay or recapture the Award Shares, whether or not vested or settled and the Shares that may be

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
issued hereunder (including the proceeds from any sale of such Shares) as set forth above. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup, repay or recapture the Award Shares, whether or not vested or settled and the Shares that may be issued hereunder (including the proceeds from any sale of such Shares) or such other compensatory amounts from Participant’s accounts, or pending or future compensation or other grants. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Corporation to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third-party administrator engaged by the Corporation to hold any Shares and other amounts acquired pursuant to this Agreement to re-convey, transfer or otherwise return such Shares and/or other amounts to the Corporation upon the Corporation’s enforcement of this Agreement.

    10.    Governing Law. Except as otherwise provided, this Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first hereinabove written.

TEREX CORPORATION

Name:
Title:

___________________
[GRANTEE’S NAME]